CYTOMEDIX ANNOUNCES RESULTS OF RECOVER-STROKE PHASE 2

STUDY; PROVIDES UPDATE ON R&D REORGANIZATION AND ONGOING

LAUNCH INITIATIVES FOR AUTOLOGELTM

Results from RECOVER-Stroke Phase 2 Trial Show No Significant Clinical Benefit;

Completion of R&D Restructuring Expected to Lead to Additional Cost Savings;

Continued Strategic Focus on AutoloGelTM Launch and Building Profitable Wound Care Business

GAITHERSBURG, Maryland – May 5, 2014 – Cytomedix, Inc. (OTCQX: CMXI), a leading developer of biologically active regenerative therapies, and its wholly owned subsidiary, Aldagen, Inc., announced today the preliminary efficacy and safety results at 90 days from the RECOVER-Stroke phase 2 study in patients with neurological damage arising from an ischemic stroke and treated with ALD-401. Observed improvements in the primary endpoint (mean modified Rankin Score or mRS) were not clinically or statistically significant. In light of this outcome, Cytomedix plans to discontinue further funding of the ALDH Bright Cell development program and close its R&D Facility in Durham, NC. The Company remains focused on its commercial launch initiative for AutoloGelTM with the goal of driving sales in the estimated $3.4 billion U.S. chronic wound market.

“Ischemic stroke is a challenging medical condition with no effective therapeutic products available to help,” said Martin Rosendale, CEO of Cytomedix. “While the observed benefit of ALD-401 in the RECOVER-Stroke trial is disappointing, the ongoing NIH-funded PACE study in patients with peripheral artery disease (PAD) is approximately 30% enrolled and is continuing at a good rate. PAD is a serious medical problem affecting approximately 8 million people in the U.S., and can lead to chronic wounds, amputation, and death.

With the NIH supporting the PACE study, we believe that the planned closure of our Durham facility is a necessary strategic decision for the Company. The elimination of the associated R&D expense will further reduce our cash burn and is in line with our previously announced goal of building a more commercially focused company.”

Results from Phase 2 RECOVER-Stroke Trial and R&D Reorganization

The study results for patients followed 90 days post treatment with ALD 401 include:

•	Group mean and categorical change differences in mean modified Rankin Score (mRS) were not different between the ALD-401 and sham treatment groups.

•	Secondary endpoints were not different between groups.

•	The safety findings at 90 days are consistent with past reviews by the Data Safety Monitoring Board. There have been no serious adverse events attributable to the use of ALD-401, demonstrating good tolerability and safety.

All patients will be followed for one year, and complete efficacy and safety data will be provided to the scientific community.

In light of the foregoing, Cytomedix plans to close its R&D facility in Durham, NC in May 2014. This decision is consistent with the Company’s ongoing realignment of its commercial operations to focus on the wound care market and is expected to result in annual savings of approximately $4 million.

PACE Study with ALD-301 in Peripheral Artery Disease

The ongoing Phase 2 PACE (Patients with Intermittent Claudication Injected with ALDH Bright Cells) study investigating ALD-301 in patients with peripheral artery disease continues to enroll patients. The study is being funded entirely by NHLBI/NIH. Cytomedix retains ownership of the commercial rights to this program and will continue to seek and pursue opportunities that would potentially allow the asset to be monetized and create additional value for shareholders.

Commercialization of AutoloGel for Chronic Wounds

Cytomedix continues to focus heavily on commercial activities and make progress on the launch of AutoloGel under the Coverage with Evidence Development (CED) program. AutoloGel has been cleared by the FDA for use on a variety of exuding wounds and the Company is in the process of launching it, with Medicare coverage and sufficient payment, into the estimated $3.4 billion U.S. chronic wound market. The final payment decision by the Center for Medicare and Medicaid Services (CMS) came into effect on January 1st this year, significantly expanding the coverage for AutoloGel and allowing providers in the outpatient setting to treat a broad patient population with a variety of wounds.

As part of the ongoing commercial expansion, Cytomedix recently announced a number of senior management appointments and is in the process of building out its commercial team.

“We will continue to focus our time and resources on the successful development and implementation of our reimbursement and customer support functions of the AutoloGel System for chronic wounds,” continued Mr. Rosendale. “We have assembled a talented and experienced commercial team, and continue to work with CMS to expand access to AutoloGel within our Medicare National Coverage Decision.”

About Cytomedix

Cytomedix, Inc. is an autologous regenerative therapies company commercializing innovative platelet technologies for wound care. The Company markets the AutoloGel™ System, a device for the production of autologous platelet rich plasma ("PRP") gel for use on a variety of exuding wounds.  For additional information please visit cytomedix.com.

Forward Looking Statements - Safe Harbor Disclaimer

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix’ actual results may differ materially due to a number of factors, many of which are beyond Cytomedix’ ability to predict or control, including among many others, risks and uncertainties related to the Company’s plans to close the Durham, NC facility, the Company’s continuous ability to commercialize on any such technology going forward, the Company’s ability to successfully execute its Angel and AutoloGel sales strategies, to achieve AutoloGel expected reimbursement rates in 2014, and thereafter, to successfully negotiate with physician offices as anticipated and to realize the anticipated sales growth from such treatments, the likelihood of a favorable CMS determination relating to the reimbursement rates for AutoloGel™, to meet its stroke trial enrollment rates, to successfully realize sales of the Angel Technology resulting in the royalty stream to the Company, the Company’s ability to successfully integrate the Aldagen acquisition, the Company’s ability to expand patient populations as contemplated, its ability to provide Medicare patients with access as expected, the Company’s expectations of favorable future dialogue with potential strategic partners, and its ability to successfully manage contemplated clinical trials, to manage and address the capital needs, human resource, management, compliance and other challenges of a larger, more complex and integrated business enterprise, viability and effectiveness of the Company’s sales approach and overall marketing strategies, commercial success or acceptance by the medical community, competitive responses, the Company's ability to raise additional capital and to continue as a going concern, and Cytomedix's ability to execute on its strategy to market the AutoloGel™ System as contemplated. To the extent that any statements made here are not historical, these statements are essentially forward-looking. The Company uses words and phrases such as “believes", "forecasted," "projects," "is expected," "remain confident," "will" and/or similar expressions to identify forward-looking statements in this press release. Undue reliance should not be placed on forward-looking information. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. Additional risks that could affect our future operating results are more fully described in our U.S. Securities and Exchange Commission filings, including our Annual Report for the year ended December 31, 2013, and other subsequent filings. These filings are available at www.sec.gov.

Contacts:
Cytomedix, Inc.	Investors
Martin Rosendale, Chief Executive Officer	Andrew McDonald
Steven A. Shallcross, EVP/Chief Financial Officer	LifeSci Advisors, LLC
(240) 499-2680	andrew@lifesciadvisors.com
(646) 597-6987

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